                        SCHEDULE 14A
                  SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934
                    (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or
     240.14a-12


                  AMERICAN FINANCIAL GROUP, INC.
      (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-
     6(i)(4) and 0-11.

          Title of each class of securities to which transaction applies:

          Aggregate number of securities to which
          transaction applies:

          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
          0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

          Proposed maximum aggregate value of transaction:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
          (1)  Amount Previously Paid:
          (2)  Form, Schedule or Registration Statement No.:
          (3)  Filing Party:
          (4)  Date Filed:

                             [LOGO]
                 AMERICAN FINANCIAL GROUP, INC.


                     One East Fourth Street
                     Cincinnati, Ohio 45202




            Notice of Annual Meeting of Shareholders
                       and Proxy Statement



                    To be Held on May 9, 2000

Dear Shareholder:

      We invite you to attend our Annual Meeting of Shareholders on Tuesday, May 9, 2000, in Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have an opportunity to meet your Company's directors and executives.

      This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

      All shareholders are important to us. We want your shares to be represented at the meeting and urge you to promptly either use our new telephone voting system, or complete, sign, date and return your proxy form.

                              Sincerely,


                              Carl H. Lindner
                              Chairman of the Board and
                                   Chief Executive Officer


Cincinnati, Ohio
March 31, 2000

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                OF AMERICAN FINANCIAL GROUP, INC.


       Date:          Tuesday, May 9, 2000

       Time:          10:30 a.m. Eastern Daylight Savings
                      Time

       Place:         The Cincinnatian Hotel
                      Second Floor - Filson Room
                      601 Vine Street
                      Cincinnati, Ohio

       Purpose:       Election of Directors
                      Conduct Other business if properly raised

       Record Date:   February   29,   2000    -     Only
                      shareholders of record at the close
                      of   business  on  that  date   are
                      entitled to receive notice  of  and
                      to vote at the meeting.

       Mailing Date:  The  approximate  mailing  date  of
                      this     proxy    statement     and
                      accompanying    proxy    form    is
                      March 31, 2000.


Your vote is important. Whether or not you plan to attend the meeting, shareholders may vote their shares (i) using the telephone voting system described herein via a toll-free telephone number available for use in the U.S. and Canada, or
(ii) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system, or by submitting a later-dated proxy form.

                        Table Of Contents


     Page

     GENERAL INFORMATION                                   1

     ELECTION OF DIRECTORS                                 2

     PRINCIPAL SHAREHOLDERS                                3

     MANAGEMENT                                            4

     COMPENSATION                                          7

     COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS    14

     INDEPENDENT AUDITORS                                 15

     NOMINATIONS AND SHAREHOLDER PROPOSALS                15

     REQUESTS FOR FORM 10-K                               15

                       GENERAL INFORMATION


Record Date; Shares Outstanding

      As of February 29, 2000, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had outstanding 57,071,421 shares of common stock. This number does not include 20,031,654 shares held by subsidiaries of AFG. Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum but will not be cast with respect to any item voted on at the meeting. As a result, abstentions and broker non-votes will have no effect on the outcome of any matter voted on at the meeting.

Cumulative Voting

      Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the meeting.

Proxies and Voting Procedures

      Registered shareholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open on April 3, 2000, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate shareholders by use of a proxy control number and personal identification number ("PIN") to allow shareholders to confirm that their instructions have been properly recorded.

      Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to their proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available to them.

      To vote by telephone, shareholders should call 1-877-298-0570, toll-free, using any touch-tone telephone and have their proxy form ready. Shareholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator in the reply envelope provided.

      Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of AFG's Board of Directors, without additional compensation. The cost will be borne by AFG. In addition, AFG will request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons, and AFG will reimburse them for their expenses.

      The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a prior vote by communicating in writing to the Secretary of AFG at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting in person may withdraw their proxies.

      If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the eight nominees proposed by the Board of Directors. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

Adjournment and Other Matters

      Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.


                            PROPOSAL

Proposal No. 1       ELECTION OF DIRECTORS

     The Board of Directors has nominated eight directors to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than eight nominees. The eight nominees who receive the greatest number of votes will be elected.

     The nominees for election to the Board of Directors are:

     Carl H. Lindner                 Theodore H. Emmerich
     Keith E. Lindner                James E. Evans
     Carl H. Lindner III             Thomas M. Hunt
     S. Craig Lindner                William R. Martin

      All of these nominees were elected directors at the last annual meeting of shareholders of the Company held on May 19, 1999. See "Management" and "Compensation" below for information concerning the background, securities holdings, remuneration and other matters relating to the nominees.

     The Board of Directors recommends that shareholders vote FOR the election of these eight nominees as directors.

                     PRINCIPAL SHAREHOLDERS

     The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of February 29, 2000:

                             Amount and Nature of Beneficial Ownership
                             -----------------------------------------
                                   							Obtainable
							                                     upon
    Name and Address                      Exercise
            of             Common Stock   of Options             Percent of
    Beneficial Owner         Held (a)      (b)       	Total      Class (c)
-----------------------   --------------  ---------  ---------   ---------
Carl H. Lindner
  One East Fourth Street  2,206,984 (d)  304,700    2,511,684        4.4%
  Cincinnati, Ohio 45202

Carl H. Lindner III
  One East Fourth Street  5,579,072 (e)  449,454    6,028,526       10.5%
  Cincinnati, Ohio 45202

S. Craig Lindner
  One East Fourth Street  5,579,072 (f)  449,454    6,028,526       10.5%
  Cincinnati, Ohio 45202

Keith E. Lindner
  250 East Fifth Street   5,579,072 (g)  449,454    6,028,526       10.5%
  Cincinnati, Ohio 45202

Paul V. Muething, Trustee
  One East Fourth Street  3,878,855 (h)      -      3,878,855        6.8%
  Cincinnati, Ohio 45202

Joseph A. Pedoto, Trustee
  49 East Fourth Street   3,982,902 (i)      -      3,982,902        7.0%
  Cincinnati, Ohio 45202

The American Financial
  Group, Inc. Retirement  7,233,968          -      7,233,968       12.7%
  and Savings Plan (j)
  One East Fourth Street
  Cincinnati, Ohio 45202

(a) Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b) Represents shares of common stock which may be acquired within 60 days of February 29, 2000 through the exercise of, in the case of Carl H. Lindner, market options, and in all other cases, options granted under the Company's Stock Option Plan.
     The Lindner family members listed above hold options (both vested and unvested) to purchase the following numbers of shares of common stock:

          Carl H. Lindner                 304,700
          Keith E. Lindner                588,454
          Carl H. Lindner III             588,454
          S. Craig Lindner                588,454

(c) The percentages of outstanding shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III,
     S. Craig Lindner and Keith E. Lindner are 9.3%, 9.1% and 13.0%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of S. Craig Lindner and Carl H. Lindner III (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(d) Includes 1,418,468 shares held by his spouse and 85,591 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 7,848,910 shares held in two trusts for the benefit of his family for which third parties act as trustees with voting and dispositive power.

(e) Includes 19,088 shares held by his spouse individually or in a trust over which she has voting and dispositive power and 650,744 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f) Includes 71,425 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power and 775,714 shares which are held in various trusts for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 341 shares held in a trust over which his spouse has voting and dispositive power and excludes 1,426,458 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.

(h) Includes 3,878,630 shares (of the 7,848,910 shares referenced in footnote (d) above) which are held in a trust for the benefit of the family of Carl H. Lindner over which Mr. Muething has sole voting and dispositive power as trustee but no pecuniary interest.

(i) Includes 3,970,280 shares (of the 7,848,910 shares referenced in footnote (d) above) which are held in a trust for the benefit of the family of Carl H. Lindner over which Mr. Pedoto has sole voting and dispositive power as trustee but no pecuniary interest.

(j) The members of the Administrative Plan Committee of the American Financial Group, Inc. Retirement and Savings Plan (the "RASP") direct the voting of the securities held by the RASP. Both of the members of such Committee are executives of the Company.

      Carl H. Lindner, S. Craig Lindner, Carl H. Lindner III, Keith E. Lindner and trusts for their benefit (collectively, the "Lindner Family") were the beneficial owners of approximately 48.3% of the Company's common stock at February 29, 2000. The Lindner Family may be deemed to be controlling persons of the Company.

                           MANAGEMENT

      The  directors,  nominees  and executive  officers  of  the
Company are:
                                                            Director or
                                                            Executive
                    Age*              Position              Since
                    ----  -------------------------------   -----------
Carl H. Lindner      80   Chairman  of the Board and Chief       1959
                          Executive Officer
S. Craig Lindner     44   Co-President and  a Director           1979
Keith E. Lindner     40   Co-President and  a Director           1981
Carl H. Lindner III  46   Co-President and  a Director           1980
Theodore H. Emmerich 73   Director                               1988
James E. Evans       54   Senior Vice President and
                          General Counsel and a Director         1976
Thomas M. Hunt       76   Director                               1982
William R. Martin    70   Director                               1994
Philip Fasano        41   Senior  Vice  President  -  Chief      1999
                          Information Officer
Keith A. Jensen      48   Senior Vice President                  1999
Thomas E. Mischell   52   Senior Vice President - Taxes          1985
Fred J. Runk         57   Senior Vice President and Treasurer    1978

*As of February 29, 2000

      Carl H. Lindner (Chairman of the Executive Committee) Mr. Lindner is the Chairman of the Board and Chief Executive Officer of the Company. During the past five years, Mr. Lindner has also been Chairman of the Board and Chief Executive Officer of American Financial Corporation ("AFC"), a diversified financial services company which became a subsidiary of the Company as a result of a transaction occurring in April 1995. He is Chairman of the Board of Directors of American Annuity Group, Inc. and Chiquita Brands International, Inc. Mr. Lindner is the father of Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner.

      S. Craig Lindner (Member of the Executive Committee) Since March 1996, Mr. Lindner has served as Co-President and a director of the Company. For over five years, Mr. Lindner has been President of American Annuity Group, an 83%-owned subsidiary of AFC that markets tax-deferred annuities principally to employees of educational institutions and offers life and health insurance products. Mr. Lindner is also President of American Money Management Corporation, a subsidiary which provides investment services for the Company and its affiliated companies. Mr. Lindner is also a director of American Annuity Group and AFC.

      Keith E. Lindner (Member of the Executive Committee) Since March 1996, Mr. Lindner has served as Co-President and a director of the Company. In March 1997, Mr. Lindner was named Vice Chairman of the Board of Directors of Chiquita Brands International, a worldwide marketer and producer of bananas and other food products in which the Company has a 36% ownership interest. For more than five years prior to that time, Mr. Lindner had been President and Chief Operating Officer and a director of Chiquita. Mr. Lindner is also a director of AFC.

     Carl H. Lindner III (Member of the Executive Committee) Mr. Lindner was President of the Company from February 1992 until he became Co-President in March 1996. For approximately ten years, Mr. Lindner has been principally responsible for the Company's property and casualty insurance operations. Mr. Lindner is also a director of AFC.

      Theodore H. Emmerich (Chairman of the Audit Committee; Member of the Compensation Committee) Prior to his retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of AFC, Carillon Fund, Inc., Carillon Investment Trust, Gradison Custodial Trust, Gradison-McDonald Municipal Custodial Trust, Gradison-McDonald Cash Reserve Trust and Summit Investment Trust.

      James  E. Evans  Since April 1995, Mr. Evans has served  as
Senior  Vice  President and General Counsel of the Company.   For
more than five years, he has also been Vice President and General
Counsel of AFC.  Mr. Evans is also a director of AFC.

      Thomas  M.  Hunt  (Member  of the  Compensation  and  Audit
Committees)   During  the  past five years,  Mr.  Hunt  has  been
Chairman of the Board of Hunt Petroleum Corporation, an oil and gas production company. He is also a director of AFC.

      William R. Martin (Chairman of the Compensation Committee; Member of the Audit Committee) During the past five years, Mr. Martin has been Chairman of the Board of MB Computing, Inc., a computer software and services company. Mr. Martin is also a director of American Annuity Group and AFC.

      Philip Fasano was named Senior Vice President and Chief Information Officer of the Company in July 1999. Prior thereto, he was the Executive Vice President and Chief Information Officer with Deutsche Financial Services, a division of Deutsche Bank International since June 1996. For more than five years previously, he was a managing director with Bankers Trust Co.

      Keith A. Jensen was named a Senior Vice President of the Company in February 1999. Since February 1997, he has also been Senior Vice President of American Annuity Group. For more than five years prior thereto he was a partner with Deloitte & Touche LLP, an independent accounting firm.

      Thomas E. Mischell is Senior Vice President - Taxes of  the
Company. He has served as a Vice President of AFC for over five years.

      Fred J. Runk is Senior Vice President and Treasurer of  the
Company.   He has served as Vice President and Treasurer  of  AFC
for more than five years.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires AFG's executive officers, directors and persons who own more than ten percent of AFG's common stock to file reports of ownership with the Securities and Exchange Commission and to furnish AFG with copies of these reports. The Company believes that all filing requirements were met during 1999.

Securities Ownership

      The following table sets forth information, as of February 29, 2000, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all directors and executive officers as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at February 29, 2000.


                         Amount and Nature of Beneficial Ownership (a) (b)
                     			 -------------------------------------------------
                                                  Shares of Common Stock
          Name of              Shares of Common    Obtainable on Exercise
      Beneficial Owner            Stock Held           of Options (c)
-----------------------	    	-----------------	   -----------------------
Carl H. Lindner (d)           2,206,984 (e)                 304,700
Carl H. Lindner III (d)       5,579,072 (f)                 449,454
S. Craig Lindner (d)          5,579,072 (g)                 449,454
Keith E. Lindner (d)          5,579,072 (h)                 449,454
Theodore H. Emmerich             12,277                      10,273
James E. Evans                  113,043                     162,000
Thomas M. Hunt                   12,144                      10,273
William R. Martin                36,728                      10,000
-----------
All  directors and executive
officers as a group (12      19,455,009                   2,040,608
persons) (d)

(a) Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

(b) Does not include the following ownership interests in subsidiaries of the Company: Messrs. Emmerich, Evans, Hunt, S.C. Lindner and Martin, and all directors and executive officers as a group beneficially own 1,561; 17,138; 382; 98,098; 19,070 and 268,986 shares, respectively, of the common stock of American Annuity Group and Mr. Martin and all directors and executive officers as a group beneficially own 40,126 (1.4%) and 60,590 shares (2.1%), respectively, of the preferred stock of AFC. Also excludes the following ownership of Chiquita common stock: Messrs. Emmerich, C.H. Lindner and K.E. Lindner, and all directors and executive officers as a group beneficially own 1,000; 2,127,426; 16,698 and 2,371,472 (3.6%) shares, respectively.

(c)  Consists  of  shares of common stock purchasable  within  60 days of February 29, 2000 through the exercise of market options and the vested portion of stock options granted under the Company's Stock Option Plan.

(d) The shares set forth for Carl H. Lindner, Carl H. Lindner III, S.C. Lindner and Keith E. Lindner and all directors and officers as a group constituted 4.4%, 10.5%, 10.5%, 10.5% and 36.4%, respectively, of the common stock outstanding at February 29, 2000. For information as to the percentage of outstanding shares beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by such Lindner Family members, see "Principal Shareholders."

(e) Includes 1,418,468 shares held by his spouse and 85,591 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 7,848,910 shares held in trusts for the benefit of his family for which third parties serve as trustee.

(f) Includes 19,088 shares held by his spouse individually or in a trust over which she has voting and dispositive power and 650,744 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 71,425 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power and 775,714 shares which are held in various trusts for the benefit of their minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(h) Includes 341 shares held in a trust over which his spouse has voting and dispositive power and excludes 1,426,458 shares (described in footnotes (f) and (g) above) which are held in various trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest.



                          COMPENSATION

       The following table summarizes the aggregate cash compensation for 1999, 1998 and 1997 of the Company's Chairman of the Board and Chief Executive Officer and its four other most highly compensated executive officers during 1999 (the "Named Executive Officers"). Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates during the years indicated.

                   SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------
                                                        Long-Term
                              Annual Compensation       Compensation
                         					--------------------------------------
	                                     			   		  		  	  Securities
                                              	Other	  Underlying
 							                                      	Annual  Options
        Name                         	       Compensa- Granted    All Other
        And                  Salary  Bonus     tion    (# of      Compensation
Principal Position    Year   (a)     (b)        (c)     Shares)      (d)
-----------------------------------------------------------------------------
 Carl H. Lindner       1999 $968,000  $600,000  $65,000    ---        $70,000
  Chairman of the      1998  968,000   697,000  190,000    ---         73,000
Board and Chief        1997  957,000   370,000  107,000    ---         75,000
  Executive Officer

 Keith E. Lindner      1999  968,000   600,000   56,000    50,000      44,000
   Co-President        1998  968,000   697,000   22,000    40,000      47,000
                       1997  957,000   370,000   14,000    50,000      31,000

 Carl H. Lindner III   1999  968,000   600,000  106,000    50,000      34,000
   Co-President        1998  968,000   697,000  128,000    40,000      34,000
                       1997  957,000   370,000  117,000    50,000      34,000

 S. Craig Lindner      1999  968,000   600,000   75,000    50,000      33,000
   Co-President        1998  968,000   697,000  184,000    40,000      33,000
                       1997  957,000   370,000  132,000    50,000      34,000

 James E. Evans        1999  968,000   580,000    2,000    45,000      36,000
  Senior Vice 	        1998  968,000   670,000    4,000    35,000     787,000
   President and       1997  957,000   350,000    2,000    30,000      37,000
   General Counsel

(a)  This  column  includes salary paid by Chiquita  to  Carl  H.
     Lindner  of $50,000 in 1999, $100,000 in 1998, and  $200,000
     in  1997,  and  to  Keith E. Lindner  of  $50,000  in  1999,
     $100,000 in 1998, and $381,000 in 1997.

(b)  Bonuses  are  for the year shown, regardless of  when  paid.
     Approximately one-fourth of the bonuses for each individual was paid in shares of AFG common stock.

(c) This column includes amounts for personal homeowners and automobile insurance coverage, and the use of corporate aircraft and automobile service as follows.

 						 		     Aircraft &
Name                           Year    Insurance     Automobile
----------------------------------------------------------------
 Carl H. Lindner               1999    $21,000         $  44,000
                         					 1998     16,000           174,000
                               1997     19,000            88,000

 Keith E. Lindner              1999     42,000            14,000
                               1998     11,000            11,000
                               1997      6,000             8,000

 Carl H. Lindner III           1999     29,000            77,000
                               1998     28,000           100,000
                               1997     23,000            94,000

 S. Craig Lindner              1999     32,000            43,000
                               1998     43,000           141,000
                               1997     26,000           106,000

 James E. Evans                1999         --             2,000
                               1998         --             4,000
                               1997         --             2,000

(c) Includes Company or subsidiary contributions or allocations under the (i) defined contribution retirement plans and (ii) employee savings plan in which the following Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to certain of the Company's retirement plans) and Company paid group life insurance as set forth below. For Mr. Evans only, this column also includes a special 1998 cash bonus of $750,000.

                          AFG        Retire-
                          Auxiliary  ment     Savings  Directors' Term
Name                Year  RASP	      Plan     Plan     Fees       Life
------------------------------------------------------------------------
Carl H. Lindner     1999 $20,400    $9,600    $2,000    $15,000   $23,000
                    1998  20,400     9,600       --      15,000    28,000
                    1997  30,000       --      2,000     15,000    28,000

Keith E. Lindner    1999  20,400     9,600    12,000        --      2,000
                    1998  20,400     9,600    16,000        --      1,000
                    1997  30,000        --       --         --      1,000

Carl H. Lindner III 1999  20,400     9,600     2,000         --     2,000
                    1998  20,400     9,600     2,000         --     2,000
                    1997  30,000       --      2,000         --     2,000

S. Craig Lindner    1999  20,400     9,600     2,000         --     1,000
                    1998  20,400     9,600     2,000         --     1,000
                    1997  30,000       --      2,000         --     2,000

James E. Evans      1999  20,400     9,600     2,000         --     4,000
                    1998  20,400     9,600     2,000         --     5,000
                    1997  30,000       --      2,000         --     5,000

Stock Options

      The tables set forth below disclose stock options granted to, or exercised by, the Named Executive Officers during 1999, and the number and value of unexercised options held by them at December 31, 1999.

                      OPTION GRANTS IN 1999
                         Individual Grants
          		   -------------------------------------     Potential Realizable
                 Number of   Percent  Exercise             Value at Assumed
                Securities     of     Price             Annual Rates of Stock
                Underlying   Total    per                     Price
                  Options    Options  Share               Appreciation for
                             Grant-   (fair                    Option
                             ed to     market                  Term (b)
                Granted (a)  Employ    value   Expira-  ---------------------
     Name          (# of     ees in    at date tion        5%         10%
                  shares)     1999     of      Date
                                       grant)
------------------------------------------------------------------------------
Carl H. Lindner   -      -      -       -         -          -            -

Keith E. Lindner AFG  50,000   5.3%   $35.69   2/26/09  $1,122,262   $2,844,033

S. Craig Lindner AFG  50,000   5.3%   $35.69   2/26/09  $1,122,262   $2,844,033

Carl H. Lindner  AFG  50,000   5.3%   $35.69   2/26/09  $1,122,262   $2,844,033
  III

James E. Evans   AFG  45,000   4.8%   $35.69   2/26/09  $1,010,036   $2,559,630

--------
Stock Appreciation for All AFG
     Shareholders - 57,071,421 shares  (c)        $1,812,873,688 $3,777,842,713

 (a) The options were granted under the Company's Stock Option Plan and cover Company common stock. They vest (become exercisable) to the extent of 20% per year, beginning one year from the respective dates of grant, and become fully exercisable in the event of death or disability or in the event of involuntary termination of employment without cause within one year after a change of control of the Company.

(b) Represents the hypothetical future values that would be realizable if all of the options were exercised immediately prior to their expiration in 2009 and assuming that the market price of the Company's common stock had appreciated in value through the year 2009 at the annual rate of 5% (to $58.14 per share) or 10% (to $92.57 per share). Such hypothetical future values have not been discounted to their respective present values, which are lower.

(c) On December 31, 1999, the closing price of AFG common stock on the New York Stock Exchange was $26.375. The gain shown for All Shareholders is based on the difference between that price and the share price shown for the above options at the option expiration dates (to $58.14 and $92.57 per share).

  AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

                                         Number of
                                         Securities     Value of Unexercised
                       Shares            Underlying     In-the-Money Options
                       Acquired          Unexercised      at Year End (a)
                       on                Options
                       Exercise          at Year End ------------------------
                        (# of   Value                Unexer- Exer-    Unexer-
     Name      Company Shares)  Realized Exercisable cisable cisable  cisable
-----------------------------------------------------------------------------
Carl H. Lindner  AFG   51,818  $534,555   -          -        -        -

Carl H. Lindner  AFG   1,091    $11,246 421,454  112,000   $944,527  $-0-
 III

S. Craig Lindner AFG   1,091    $10,246 343,817  189,637   $764,487  $186,717

Keith E. Lindner AFG   1,091    $10,977 341,454  192,000   $753,857  $192,400

James E. Evans   AFG         -   -      140,000  121,000   $ -0-     $-0-

(a) The value of unexercised in-the-money options is calculated based on the New York Stock Exchange closing market price of the Company's common stock on December 31, 1999. This price was $26.375 per share.

Compensation Committee Report

      The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of the Company or any of its subsidiaries. The Committee's functions include reviewing and making recommendations to the Board of Directors with respect to the compensation of the Company's senior executive officers, as defined from time to time by the Board. The term "senior executive officers "currently includes the Chairman of the Board and Chief Executive Officer (the "CEO"), the Co-Presidents and each other executive officer whose annual base salary exceeds $500,000. The Compensation Committee has the exclusive authority to grant stock options under the Company's Stock Option Plan to employees of the Company and its subsidiaries, including senior executive officers.

       Compensation of Executive Officers. The Company's compensation policy for all executive officers of the Company has three principal components: annual base salary, annual incentive bonuses and stock option grants. Before decisions were made regarding 1999 compensation for senior executives, the Committee had discussions with senior executives to solicit their thoughts regarding compensation. Based in part on such discussions as well as the Committee's review of the Company's financial results for the preceding year, the Committee deliberated, formed its recommendations, and presented its determinations regarding salary and bonus to the full Board for its review and approval. The compensation decisions discussed in this report conformed with recommendations made by the Committee, the CEO and the Co-Presidents.

      Annual Base Salaries. The Committee approved annual base salaries and salary increases for senior executive officers that were appropriate, in the Committee's subjective judgment, for their respective positions and levels of responsibilities. The Committee approved the 1999 salaries of the CEO and the Co-Presidents, noting that such salaries would be at the same rates in 1999 as in 1998 and the latter part of 1997.

      Annual Bonuses. As in 1996, 1997 and 1998, the Committee developed an annual bonus plan for the CEO, the Co-Presidents and the senior executive officers that would make a substantial portion of their total compensation dependent on the Company's performance, including achievement of pre-established earnings per share targets.

       The annual bonus plan for 1999 made 50% of each participant's annual bonus dependent on the Company attaining certain earnings per share targets. The other 50% is based on the Company's overall performance, as subjectively determined by the Committee with respect to each senior executive officer participating in the annual bonus plan. A significant aspect of the 1999 annual bonus plan (as in prior years) is that it provided that 25% of any bonuses be paid in common stock. As in the grant of stock options discussed below, the Committee believes that payment of a substantial portion of annual bonuses in common stock align further the interests of the Company's senior executives with those of its shareholders. The Committee included the CEO and the Co-Presidents as participants in the 1999 Annual Bonus Plan; the Executive Committee took action to also have certain of the Senior Vice Presidents as participants. The Committee recommended to the Board the earnings per share targets.

      Under the 1999 annual bonus plan, the bonus target amount for the CEO and each of the Co-Presidents was $950,000 with 0% to 175% of $475,000 (50% of $950,000) to be paid depending on the Company achieving certain 1999 earnings per share allocable to insurance operations (the "EPS Component") and 0% to 175% of $475,000 to be paid based on the Company's overall performance, as subjectively determined by the Committee (the "Company Performance Component"). The earnings per share target which would result in the payment of 100% of the EPS Component bonus was set by the Committee at $2.75. In recommending the 1999 annual bonus plan to the Board for adoption, the Committee noted that no bonus should be paid under the plan if 1999 earnings per share from insurance operations are less than $2.06 (75% of the 1999 EPS target). The Company's 1999 earnings per share from insurance operations were $2.50 per share, 91% of the target amount. The Committee used a straight line interpolation method to determine what percentage of the EPS Component bonus should be paid. This resulted in approximately 64% of the bonus target amount attributable to the EPS Component ($303,000) being paid to the CEO and Co-Presidents.

      The Committee then evaluated the Company's performance during 1999. The Committee considered a number of factors in discussions of such performance with senior executives, with no relative weight being given to any specific factor. In determining that each of the CEO and the Co-Presidents should receive approximately $300,000 (approximately 62.5% of the target amount under the Company Performance Component), the Committee concluded that a number of 1999 developments enhanced the value and operations of the Company. These included the upgrade by a major rating agency of the Company's debt rating and financial strength rating, the successful and timely completion of a debt offering and the use of its proceeds primarily to pay off higher cost debt, the Company's information technologies initiative and overhaul and rolling out of its e-business effort, the commutation of a reinsurance agreement to the Company's benefit, and the maintenance of the Company's debt-to-capital ratio in a range desirable for investment grade companies. Somewhat offsetting these positive developments, the Committee noted that the price of the Company's common stock declined markedly in 1999, noting that the Company's stock price decline was generally in line with the common stock price declines of many other insurance holding companies. The Board adopted all of the Committee's recommendations with respect to the determination of amounts paid under the annual bonus plan for 1999. Under the 1999 Plan, 25% of the bonus payment was paid in common stock.

      The annual base salary and bonuses received by the CEO and the Co-Presidents from the Company and its affiliates are virtually identical because the Committee views them as working as a management team whose skills and areas of expertise complement each other.

      Stock Option Grants. Stock options represent an important part of the Company's performance-based compensation system. The Committee believes that Company shareholders' interests are well served by aligning the Company's senior executives' interests with those of its shareholders through the grant of stock options in addition to paying a portion of any annual bonus in common stock. Options under the Company's Stock Option Plan are granted at exercise prices equal to the fair market value of common stock on the date of grant and vest at the rate of 20% per year. The Committee believes that these features provide an optionee with substantial incentive to maximize the Company's long-term success. Options for 55,000 shares were granted to the Co-Presidents and additional options were granted to the other senior executives of the Company in 2000. In considering option grants to the Co-Presidents, the Committee noted that each Co-President received 5.8% of the total options granted thus far in 2000. No options were granted to the CEO in 2000.

Members of the
Compensation Committee:       William R. Martin, Chairman
                              Theodore H. Emmerich
                              Thomas M. Hunt

Certain Transactions

      AFG and its subsidiaries have had and expect to continue to have transactions with AFG's directors, officers, principal shareholders, their affiliates and members of their families. AFG believes that the financial terms of these transactions are comparable to those that would apply to unrelated parties and are fair to AFG.

      Members of the Lindner Family are the principal owners of Provident Financial Group, Inc. ("Provident"). AFC provides security guard and surveillance services at the main office of Provident for which Provident paid $100,000 in 1999. Provident leases its main banking and corporate office from AFG for which Provident paid rent of $2,538,000 in 1999. A subsidiary of Provident leases equipment to subsidiaries of AFG for which Provident was paid an aggregate of $655,000 during 1999. A subsidiary of AFG provided payroll-processing services to Provident in 1999 for which Provident paid $70,000.

       Coupons redeemable for ice cream, and certificates redeemable for tickets to a home Cincinnati Reds Major League
Baseball game, were given as gifts to employees at the 1999 Company Christmas party. During 1999, AFG paid $127,000 to United Dairy Farmers, Inc. for the ice cream coupons and grocery items. UDF is owned by one of Carl H. Lindner's brothers and his family. If all of the baseball certificates are redeemed for the highest priced seat during the 2000 Cincinnati Reds season, AFG will pay the Reds approximately $380,000. Carl H. Lindner is the Chief Executive Officer of the Reds. In addition, a subsidiary of AFG, and a company owned by Carl H. Lindner, Carl H. Lindner III, Keith E. Lindner and S. Craig Lindner, both own shares in the Reds.

      During 1999, AFG and its subsidiaries chartered an aircraft
from  an entity owned by one of Carl H. Lindner's brothers.   The
total charges for such aircraft usage were $402,000.

      In July 1997, Carl H. Lindner and a subsidiary of AFG purchased 51% and 49%, respectively, of common stock of a newly incorporated entity formed to acquire the assets of a company engaged in the production of ethanol. The AFG subsidiary invested $4.9 million and Mr. Lindner invested $5.1 million; the asset purchase was completed in December 1997. Certain AFG subsidiaries have entered into a credit facility under which the ethanol producer may borrow up to $10 million at a rate of prime plus 3% per annum. There were no borrowings outstanding under this facility in 1999. In September 1998, the ethanol producer borrowed $4 million from an AFG subsidiary under a subordinated note bearing interest at the rate of 14%. During 1999, the ethanol producer paid interest of $568,000 under the subordinated note.

      During 1999, the law firm of Keating, Muething & Klekamp, P.L.L. provided legal services to AFG and its subsidiaries, for which it was paid $769,000. This law firm leases its offices from an AFG subsidiary, for which the AFG subsidiary was paid rent of $1,507,000 in 1999. Paul V. Muething, a partner in the firm, is the trustee of a trust for the benefit of members of the Lindner family. See "Principal Shareholders."

      An AFG subsidiary is the lender under a credit agreement with American Heritage Holding Corporation, a Florida-based homebuilder which is 49% owned by AFG and 11% owned by a brother of Carl H. Lindner. The homebuilder may borrow up to $8 million at 13% per annum, with interest deferred and added to principal. The highest outstanding balance owed to the AFG subsidiary during 1999 and the balance at year-end was $8.3 million.

Performance Graph

       The   following   graph  compares  the  cumulative   total
shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 400 Midcap Index and the S&P Property-Casualty Insurance Index. (Assumes $100 invested on December 31, 1994 in American Premier Underwriters Inc. common stock (as the predecessor to AFG) and the two indexes, including reinvestment of dividends.)

                                             S&P Property-
          AFG Common     S&P 400 Midcap      Casualty Insurance
  Date    Stock          Index               Index
--------  -----------    ----------------   -------------------
12/31/94     100             100                 100
12/31/95     122             131                 135
12/31/96     155             156                 164
12/31/97     170             205                 234
12/31/98     189             244                 213
12/31/99     117             280                 155

Directors' Compensation

      Pursuant to the Non-Employee Directors' Compensation Plan (the "Directors' Plan"), all directors who are not officers or employees of the Company are paid the following fees: an annual retainer of $40,000; an additional annual retainer of $12,000 for each Board Committee on which the non-employee director serves; and an attendance fee of $1,000 for each Board or Committee meeting attended. Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. The retainers and fees to be paid under the Directors' Plan are reviewed by the Board of Directors from time to time and are subject to change at its discretion.

     In order to align further the interests of the Company's non-employee directors with the interests of shareholders, the Directors' Plan provides that a minimum of 50% of such directors' annual retainers are paid through the issuance of shares of AFG common stock.

      The Board of Directors has a program under which a retiring Company director (other than an officer or employee of the
Company or any of its subsidiaries) will, if he has met certain eligibility requirements, receive upon his retirement (in a lump sum or, at his election, in deferred payments) an amount equal to five times the then current annual director's fee. For purposes of this program, retirement means resignation as a Company director or not being nominated for reelection by shareholders as a Company director. To be eligible for the retirement benefit, a person must have served as a Company director for at least four years while not an officer or employee of the Company or any of its subsidiaries. In addition, a Company director will not become eligible for the retirement benefit until reaching age 55. A director who receives a retirement benefit must provide consulting services to the Company on request for five years following retirement without further compensation (except reimbursement for expenses). Under the program, a death benefit equal to the retirement benefit will be paid (in lieu of any retirement benefit under the program) to the designated beneficiary or legal representative of any person who dies while serving as a Company director, whether or not eligible for a retirement benefit at time of death. This death benefit will not be available to a director who at any time during the two years immediately preceding death was an officer or employee of the Company or any of its subsidiaries.

      In addition to providing for the grant of stock options to key employees, the Stock Option Plan provides for automatic annual grants of options to each non-employee director of the Company. During 1999, each non-employee director was granted an option under the foregoing provisions of the Stock Option Plan to purchase 1,000 shares at an exercise price of $33.72 per share on June 1, 1999, the exercise price being the fair market value of the Company's common stock on the date of grant.

        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Company's Board of Directors held two meetings and took action in writing ten times in 1999. The Company's Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee. There is no Nominating Committee.

           Executive Committee: The Executive Committee consists of Carl H. Lindner (Chairman), Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner. The Committee's functions include analyzing the future development of the business affairs and operations of the Company, including further expansion of businesses in which the Company is engaged and acquisitions and dispositions of businesses. With certain exceptions, the
Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee consulted among themselves informally many times throughout the year and took action in writing on sixteen occasions in 1999.

      Audit  Committee.  The Audit Committee consists of Theodore
H. Emmerich (Chairman), Thomas M. Hunt (elected in October 1999) and William R. Martin. None are officers or employees of the Company or any of its subsidiaries. The Committee's functions include recommending to the Board of Directors the engagement of independent accounting firms to audit the financial statements of the Company and its subsidiaries and to provide other audit-
related services and recommending the terms of such firms' engagements; reviewing the engagement of independent accounting firms to provide non-audit services, including the terms of their engagements; reviewing the adequacy and implementation of the Company's internal audit function; reviewing the policies, procedures and principles of the management of the Company for purposes of conformity to the standards required by the Foreign Corrupt Practices Act; establishing procedures designed to provide and encourage timely access to the Committee by the independent accounting firms engaged by the Company, its internal audit department and its principal financial officers; and conducting such investigations relating to the Company's financial affairs as the Committee or the Board of Directors deems desirable. The Committee's functions also include supervising, reviewing and reporting to the Board of Directors on the performance of management committees of the Company responsible for the administration of the employee benefit plans of the Company and its subsidiaries. The Audit Committee met four times in 1999.

      Compensation Committee The Compensation Committee consists of William R. Martin (Chairman), Theodore H. Emmerich and Thomas
M. Hunt. The functions of the Compensation Committee are discussed under "Compensation - Compensation Committee Report." The Compensation Committee met two times and took action in writing on six occasions in 1999.

     INDEPENDENT AUDITORS

      The accounting firm of Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended December 31, 1999. Representatives of that firm will attend the meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year because it is generally the practice of the Company not to select independent auditors prior to the annual shareholders meeting.

     NOMINATIONS AND SHAREHOLDER PROPOSALS

      In accordance with the Company's Code of Regulations (the "Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (a) the name and residence of the shareholder and of each nominee specified in the notice, (b) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and
(c) the consent of each such nominee to serve as director if so elected.

      The Proxy Form used by AFG for the annual meeting typically grants authority to management's proxies to vote in their discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2001 annual meeting, it must be received by February 14, 2001. In order for a proposal to be considered for inclusion in AFG's proxy statement for that meeting, it must be received by January 20, 2001.

                     REQUESTS FOR FORM 10-K

     The Company will send, upon written request, without charge, a copy of the Company's most current Annual Report on Form 10-K to any shareholder who writes to Fred J. Runk, Senior Vice President and Treasurer, American Financial Group, Inc., One East Fourth Street, Cincinnati, Ohio 45202.

                             [LOGO]
                 American Financial Group, Inc.
                     One East Fourth Street
                     Cincinnati, Ohio  45202

                 AMERICAN FINANCIAL GROUP, INC.
                    Proxy for Annual Meeting


Registration Name and Address


The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 9, 2000 at 10:30 A.M., and at their discretion to cumulate votes in the election of directors (if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends a vote FOR the following Propo sals:

1. Proposal to Elect Directors

   / /  FOR AUTHORITY to elect the     / /  WITHHOLD AUTHORITY to
      nominees listed below (except       vote for every nominee
      those whose names have been         listed below
      crossed out)

    Carl H. Lindner      Carl H. Lindner III     S. Craig Lindner
    Keith E. Lindner     Theodore H. Emmerich    James E. Evans
    Thomas M. Hunt       William R. Martin


DATE: ___________________, 2000    SIGNATURE:
                                   _____________________________

                                   SIGNATURE:
                                   _____________________________

                                               (if  held jointly)
                                    Important:     Please    sign
                                    exactly   as   name   appears
                                    hereon   indicating,    where
                                    proper, official position  or
                                    representative capacity.   In
                                    case  of  joint holders,  all
                                    should sign.

The named proxy holders will vote the shares represented by this proxy in the manner indicated.  Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" the proposals. If cumulative voting is invoked by a shareholder through proper notice to the
  Company, unless a contrary direction is indicated, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


  If you have any questions about voting your shares with this form,
           Please call 1-800-368-3417 or 513-579-2414

                      VOTE BY TELEPHONE

      It's easy, convenient, and your vote is recorded
                        immediately.


           Call TOLL-FREE using a Touch-Tone Phone
                       1-877-298-0570
               (Cincinnati area use 579-6707)

Follow these easy steps:

1. Review the accompanying Proxy Statement and Proxy Form and have them near by when you call.
2. Call the Toll Free number 1-877-298-0570 or the Cincinnati area local number 579-6707.
3. Enter the 6 digit Proxy Number located in the gray shaded area above the list of proposals on your proxy form.
4. Enter the 6 digit PIN Number located in the same gray shaded area.
5.   Follow the recorded instructions.


Telephone voting is available Monday - Friday, 8:00 a.m. to 10:30 p.m. Eastern Time and Saturday 8:00 a.m. to 4:30 p.m.
Eastern Time.

       Telephone voting will close one hour before the
                    start of the meeting.


                   Your Vote is Important!
                       1-877-298-0570